UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2024

TECHPRECISION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-41698	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive

Westminster, MA 01473

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 874-0591

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TPCS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed by TechPrecision Corporation (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2023 (the “Prior 8-K”), the Company and Doerfer Corporation (the “Seller”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which, the Company would acquire all of the issued and outstanding common stock of Votaw Precision Technologies, Inc. (“Votaw”) and after giving effect to such purchase, Votaw was to become a wholly owned subsidiary of the Company.

Pursuant to Section 7.01(f) of the Purchase Agreement, in the event that the Closing (as defined in the Purchase Agreement) has not occurred by the Outside Date (as defined in the Purchase Agreement) either the Company or the Seller has the right to terminate the Purchase Agreement, subject to the party terminating having complied with the other required closing conditions. On April 2, 2024, the Seller delivered to the Company written notice of its election to terminate the Purchase Agreement under Section 7.01(f) effective immediately. The Company is currently reviewing the applicability of Section 7.01(f).

The termination of the Purchase Agreement shall have the effects set forth in Section 7.02 of the Purchase Agreement, including that, if the Seller validly terminated the Purchase Agreement pursuant to Section 7.01(f), the Company must pay to the Seller a termination fee, as the Seller’s exclusive remedy, consisting of 320,000 shares of the Company’s common stock to be issued into the name of the Seller (the “Stock Termination Fee”). The Stock Termination Fee will increase by 48,000 additional shares of the Company’s common stock if the Company fails to (i) issue the Stock Termination Fee to the Seller within 30 calendar days following the Seller’s proper termination of the Purchase Agreement pursuant to Section 7.01(f), and (ii) file a registration statement to effect the resale of such shares of the Company’s common stock included in the Stock Termination Fee within 30 calendar days following the Seller’s proper termination of the Purchase Agreement pursuant to Section 7.01(f) and/or thereafter use commercially reasonable efforts to cause such registration to become effective as soon as practicable.

The foregoing descriptions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, a copy of which was previously filed as Exhibit 2.1 to the Prior 8-K.

Item 7.01	Regulation FD Disclosure

On April 8, 2024, the Company issued a press release regarding the termination of the Purchase Agreement and releasing certain information that had been provided to potential investors in the related financing. A copy of the press release is attached hereto as Exhibit 99.1.

The information presented in Item 7.01 of this Current Report on Form 8-K and the accompanying press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated April 8, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: April 8, 2024	By:	/s/ Barbara M. Lilley
	Name:	Barbara M. Lilley
	Title:	Chief Financial Officer